Exhibit 99.1

LSB INDUSTRIES, INC. REPORTS OPERATING RESULTS FOR THE 2024 SECOND QUARTER

OKLAHOMA CITY, Oklahoma…July 31, 2024…LSB Industries, Inc. (NYSE: LXU) (“LSB” or the “Company”) today announced results for the second quarter ended June 30, 2024.

Second Quarter 2024 Results and Recent Highlights

•
Net sales of $140 million compared to $166 million in the second quarter of 2023
•
Net income of $10 million compared to $25 million in the second quarter of 2023
•
Diluted EPS of $0.13 compared to $0.33 for the second quarter of 2023
•
Adjusted EBITDA(1) of $41 million compared to $47 million in the second quarter of 2023
•
Cash Flow from Operations of $41 million with Capital Expenditures of $15 million
•
Repurchased approximately 0.8 million shares of common stock during the second quarter of 2024, and approximately 1.5 million shares year-to-date
•
Repurchased $64 million in principal amount of Senior Secured Notes during the second quarter of 2024, and $97 million in principal amount year-to-date; total debt of approximately $486 million as of June 30, 2024
•
Total cash of approximately $216 million as of June 30, 2024
•
Signed five-year agreement to supply low carbon ammonium nitrate solution (ANS) to Freeport Minerals Corporation ("Freeport")

“Our second quarter was highlighted by our landmark agreement to supply Freeport Minerals with low carbon ANS for use in their copper mining operations," stated Mark Behrman, LSB Industries' President and CEO. "This agreement validates our belief that industrial customers will identify low carbon nitrogen products as a critical pathway toward achieving their decarbonization initiatives."

"Our second quarter profitability improved sequentially due largely to improved pricing relative to the first quarter of this year. While selling prices were down compared to the second quarter of last year, the year-over-year pricing decline was much less significant than the declines experienced over the previous several quarters. We view this as indicative of a stabilization of our markets after a period of downward volatility following the spike in nitrogen prices experienced in 2022.”

"We generated solid cash flow in the second quarter, contributing to our ability to return value to shareholders through stock repurchases, while further de-risking our balance sheet by repurchasing bonds at a discount to their principal value. We continue to make investments in the reliability and safety of our facilities which we expect to lead to greater production volumes. We have recently commenced a Turnaround at our Pryor facility and plan to conduct a Turnaround at our Cherokee facility in the fourth quarter. When combined with the multiple smaller projects we have underway, we expect these Turnarounds to lead to increased reliability and incremental EBITDA and cash flow."

"We continue to make progress on our two clean ammonia projects. The EPA is currently indicating a final decision next Spring on the Class VI permit application submitted by our partner, Lapis Energy, for our El Dorado carbon capture and sequestration project. This timeline would position us to begin producing low carbon ammonia by early 2026. Our contract with Freeport makes a strong statement about the demand by large U.S. industrial companies for low carbon ammonia and its derivative products. With respect to our Houston Ship Channel project, we are excited to complete our Pre-FEED study over the next few months and anticipate proceeding to a full FEED study, which we expect to provide us with a better sense of the economics for the project. Concurrently, we continue to have productive conversations with potential off-take parties for the low carbon product from this facility. We are encouraged by the positive developments with both of our projects and remain committed to our vision of becoming a leader in the global energy transition through the production of low carbon ammonia and downstream products over the next several years."

(1)
This is a Non-GAAP measure. Refer to the Non-GAAP Reconciliation section.

Market Outlook

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Industrial business remains stable reflecting:
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Steady demand for nitric acid supported by the strength of the U.S. economy and robust consumer spending levels
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Demand for ammonium nitrate (AN) bolstered by U.S. production of metals, including copper for data centers and electric vehicles, as well as quarrying/aggregate production for infrastructure upgrade and expansion
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Metals commodity prices are very supportive of maximizing production

•
Ammonia market is healthy and pricing has been strong driven by:
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Healthy summer fill program, suggesting balanced U.S. supply-demand dynamics
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Extended turnaround at a large Saudi Arabian facility and natural gas curtailments in Trinidad and Egypt, limiting global supply
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Constrained ammonia imports into Europe from the Middle East due to the ongoing disruption of shipping through the Suez Canal
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Delayed startup of new production capacity

•
UAN pricing remains solid due to:
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Low inventories in the distribution channel following the Spring application season
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Updraft from strong ammonia and, to a lesser extent, urea markets, both of which are benefiting from global supply constraints

•
Corn futures prices have weakened as a result of:
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Increased stocks-to-use ratios
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USDA forecasts for U.S. corn acres planted in 2024 higher than historical average
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Potentially offsetting the above factors could be the impact of wet weather in certain growing regions resulting in reduced yields

Low-Carbon Ammonia Projects Summary

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Houston Ship Channel Blue Ammonia project with INPEX, Air Liquide and Vopak Exolum Houston
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1.1 million metric ton per year blue ammonia plant utilizing blue hydrogen provided by Air Liquide/INPEX (JV)
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Pre-FEED is underway with expected completion in Q4'24
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FEED study expected to begin in Q1'25 with expected completion during Q4'25; final investment decision in Q1'26

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El Dorado Carbon Capture and Sequestration (CCS) Project with Lapis Energy
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Capture and sequester between 400,000 and 500,000 metric tons of CO2 per year, which would reduce our Scope 1 emissions by 25%, yielding between 305,000 and 380,000 metric tons per year of low carbon ammonia
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Awaiting approval of Class VI permit to construct application by the EPA
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Focused on beginning operations in Q1'26

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MOU with Amogy to Develop Ammonia as a Marine Fuel
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Collaborating on the evaluation and development of pilot program that would combine LSB's low-carbon ammonia and Amogy's ammonia-to-power engine solution
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Amogy to test tugboat retrofitted with power unit using ammonia as a fuel during Q3'24

Second Quarter Results Overview

	Three Months Ended
	June 30,
	2024	2023	% Change
Product Sales ($ in Thousands)
AN & Nitric Acid	$58,442	$69,561	(16)%
Urea ammonium nitrate (UAN)	42,808	40,905	5%
Ammonia	28,448	39,612	(28)%
Other	10,375	15,767	(34)%
Total net sales	$140,073	$165,845

Comparison of 2024 to 2023 quarterly periods:

•
Net sales and operating income declined during the quarter driven by lower pricing for UAN and our AN and nitric products coupled with lower sales volumes for HDAN and ammonia. These headwinds were partially offset by lower natural gas prices.

The following tables provide key sales metrics for our products:

	Three Months Ended
	June 30,
Key Product Volumes (short tons sold)	2024	2023	% Change
AN & Nitric Acid	147,619	161,987	(9)%
Urea ammonium nitrate (UAN)	137,499	126,010	9%
Ammonia	72,294	102,047	(29)%
	357,412	390,044	(8)%

Average Selling Prices (price per short ton) (A)
AN & Nitric Acid	$337	$381	(12)%
Urea ammonium nitrate (UAN)	$271	$285	(5)%
Ammonia	$368	$367	0%

(A) Average selling prices represent “net back” prices which are calculated as sales less freight expenses divided by product sales volume in tons.

	Three Months Ended June 30,
	2024	2023	% Change
Average Benchmark Prices (price per ton)
Tampa Ammonia (MT) Benchmark	$440	$370	19%
NOLA UAN	$246	$251	(2)%

Input Costs
Average natural gas cost/MMBtu in cost of materials and other	$1.70	$3.59	(53)%
Average natural gas cost/MMBtu used in production	$1.92	$3.39	(43)%

Conference Call

LSB’s management will host a conference call covering the second quarter results on Thursday, August 1, 2024 at 10:00 am ET / 9:00 am CT to discuss these results and recent corporate developments. Participating in the call will be President & Chief Executive Officer, Mark Behrman, Executive Vice President & Chief Financial Officer, Cheryl Maguire and Executive Vice President & Chief Commercial Officer, Damien Renwick. Interested parties may participate in the call by dialing (877) 407-6176 / (201) 689-8451. Please call in 10 minutes before the conference is scheduled to begin and ask for the LSB conference call. To coincide with the conference call, LSB will post a slide presentation at www.lsbindustries.com on the webcast section of the Investor tab of our website.

To listen to a webcast of the call, please go to the Company’s website at www.lsbindustries.com at least 15 minutes prior to the conference call to download and install any necessary audio software. If you are unable to listen live, the conference call webcast will be archived on the Company’s website.

LSB Industries, Inc.

LSB Industries, Inc., headquartered in Oklahoma City, Oklahoma, is committed to playing a leadership role in the energy transition through the production of low and no carbon products that build, feed and power the world. The LSB team is dedicated to building a culture of excellence in customer experiences as we currently deliver essential products across the agricultural, industrial, and mining end markets and, in the future, the energy markets. The company manufactures ammonia and ammonia-related products at facilities in Cherokee, Alabama, El Dorado, Arkansas and Pryor, Oklahoma and operates a facility for a global chemical company in Baytown, Texas. Additional information about LSB can be found on our website at www.lsbindustries.com.

Forward-Looking Statements

Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance and anticipated performance based on our growth and other strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or actual achievements to differ materially from the results, level of activity, performance or anticipated achievements expressed or implied by the forward-looking statements. Significant risks and uncertainties may relate to, but are not limited to, business and market disruptions, market conditions and price volatility for our products and feedstocks, as well as global and regional economic downturns that adversely affect the demand for our end-use products; disruptions in production at our manufacturing facilities and other financial, economic, competitive, environmental, political, legal and regulatory factors. These and other risk factors are discussed in the Company’s filings with the Securities and Exchange Commission (SEC).

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether because of new information or future developments.

See Accompanying Tables

Company Contact: Cheryl Maguire, Executive Vice President & CFO (405) 510-3524 Fred Buonocore, CFA, Vice President of Investor Relations (405) 510-3550 fbuonocore@lsbindustries.com

LSB Industries, Inc.

Consolidated Statements of Operations

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
	(In Thousands, Except Per Share Amounts)
Net sales	$140,073	$165,845	$278,277	$346,809
Cost of sales	112,658	129,813	228,584	269,172
Gross profit	27,415	36,032	49,693	77,637

Selling, general and administrative expense	11,547	9,436	21,841	19,303
Other expense (income), net	1,465	(900)	2,189	303
Operating income	14,403	27,496	25,663	58,031

Interest expense, net	8,385	11,836	18,114	24,048
Gain on extinguishment of debt	(1,879)	(8,644)	(3,013)	(8,644)
Non-operating other income, net	(2,908)	(3,764)	(6,469)	(7,240)
Income before provision for income taxes	10,805	28,068	17,031	49,867
Provision for income taxes	1,250	2,973	1,853	8,871
Net income	$9,555	$25,095	$15,178	$40,996

Income per common share:
Basic:
Net income	$0.13	$0.33	$0.21	$0.54

Diluted:
Net income	$0.13	$0.33	$0.21	$0.54

LSB Industries, Inc.

Consolidated Balance Sheets

	June 30,	December 31,
	2024	2023
	(In Thousands)
Assets
Current assets:
Cash and cash equivalents	$216,257	$98,500
Restricted cash	77	2,532
Short-term investments	—	207,434
Accounts receivable	42,242	40,749
Allowance for doubtful accounts	(327)	(364)
Accounts receivable, net	41,915	40,385
Inventories:
Finished goods	19,202	26,329
Raw materials	2,068	1,799
Total inventories	21,270	28,128
Supplies, prepaid items and other:
Prepaid insurance	6,153	14,846
Precious metals	12,447	12,094
Supplies	31,257	30,486
Other	2,627	2,337
Total supplies, prepaid items and other	52,484	59,763
Total current assets	332,003	436,742

Property, plant and equipment, net	830,077	835,298

Other assets:
Operating lease assets	25,602	24,852
Intangible and other assets, net	1,376	1,292
	26,978	26,144

	$1,189,058	$1,298,184

LSB Industries, Inc.

Consolidated Balance Sheets (continued)

	June 30,	December 31,
	2024	2023
	(In Thousands)
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$61,343	$68,323
Short-term financing	4,551	13,398
Accrued and other liabilities	25,543	30,961
Current portion of long-term debt	5,871	5,847
Total current liabilities	97,308	118,529

Long-term debt, net	479,769	575,874

Noncurrent operating lease liabilities	17,491	16,074

Other noncurrent accrued and other liabilities	523	523

Deferred income taxes	71,174	68,853

Commitments and contingencies

Stockholders' equity:
Common stock, $.10 par value; 150 million shares authorized, 91.2 million shares issued	9,117	9,117
Capital in excess of par value	501,422	501,026
Retained earnings	242,193	227,015
	752,732	737,158
Less treasury stock, at cost:
Common stock, 19.5 million shares (18.1 million shares at December 31, 2023)	229,939	218,827
Total stockholders' equity	522,793	518,331
	$1,189,058	$1,298,184

Non-GAAP Reconciliations

This news release includes certain “non-GAAP financial measures” under the rules of the Securities and Exchange Commission, including Regulation G. These non-GAAP measures are calculated using GAAP amounts in our consolidated financial statements.

EBITDA and Adjusted EBITDA Reconciliation

EBITDA is defined as net income (loss) plus interest expense and interest income, net, less gain on extinguishment of debt, plus depreciation and amortization (D&A) (which includes D&A of property, plant and equipment and amortization of intangible and other assets), plus provision (benefit) for income taxes. Adjusted EBITDA is reported to show the impact of non-cash stock-based compensation, one time/non-cash or non-operating items-such as, one-time income or fees, loss (gain) on sale of a business and/or other property and equipment, certain fair market value (FMV) adjustments, and consulting costs associated with reliability and purchasing initiatives (Initiatives). We historically have performed turnaround activities on an annual basis; however, we have moved towards extending turnarounds to a two or three-year cycle. Rather than being capitalized and amortized over the period of benefit, our accounting policy is to recognize the costs as incurred. Given these turnarounds are essentially investments that provide benefits over multiple years, they are not reflective of our operating performance in a given year.

We believe that certain investors consider EBITDA a useful means of measuring our ability to meet our debt service obligations and evaluating our financial performance. In addition, we believe that certain investors consider adjusted EBITDA as more meaningful to further assess our performance. We believe that the inclusion of supplementary adjustments to EBITDA is appropriate to provide additional information to investors about certain items.

EBITDA and adjusted EBITDA have limitations and should not be considered in isolation or as a substitute for net income, operating income, cash flow from operations or other consolidated income or cash flow data prepared in accordance with GAAP. Because not all companies use identical calculations, this presentation of EBITDA and adjusted EBITDA may not be comparable to a similarly titled measure of other companies. The following table provides a reconciliation of net income (loss) to EBITDA and adjusted EBITDA for the periods indicated.

Non-GAAP Reconciliations (continued)

LSB Consolidated ($ In Thousands)	Three Months Ended June 30,
	2024	2023
Net income	$9,555	$25,095
Plus:
Interest expense and interest income, net	5,445	8,065
Net (gain) on extinguishment of debt	(1,879)	(8,644)
Depreciation and amortization	18,784	17,103
Provision for income taxes	1,250	2,973
EBITDA	$33,155	$44,592

Stock-based compensation	2,099	1,927
Legal fees (Leidos)	479	91
Loss on disposal and impairment of assets	1,489	550
Turnaround costs	3,439	(39)
Growth Initiatives	485
Adjusted EBITDA	$41,146	$47,121

Ammonia, AN, Nitric Acid, UAN Sales Price Reconciliation

The following table provides a reconciliation of total identified net sales as reported under GAAP in our consolidated financial statements reconciled to netback sales which is calculated as net sales less freight and other non-netback costs. We believe this provides a relevant industry comparison among our peer group.

	Three Months Ended June 30,
	2024	2023
	(In Thousands)
Ammonia, AN, Nitric Acid, UAN net sales	$129,698	$150,079

Less freight and other	16,074	14,881

Ammonia, AN, Nitric Acid, UAN netback sales	$113,624	$135,198